Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-125760, 333-131976, 333-132564, 333-135677, 333-137250 and 333-140994 on Form S-8 of our report dated March 12, 2008, relating to (1) the consolidated financial statements of Rackable Systems, Inc. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” effective January 1, 2006 and the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109” effective December 31, 2006, and (2) the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of Rackable Systems, Inc. for the year ended December 29, 2007.

/s/    DELOITTE & TOUCHE LLP

San Jose, CA

March 12, 2008